As filed with the Securities and Exchange Commission on September 6, 2005.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1031831 (I.R.S. Employer Identification No.)

1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)	75247-4309 (Zip Code)
_________________________

FROZEN FOOD EXPRESS INDUSTRIES, INC.
2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
(Full title of the plan)
_________________________

Stoney M. Stubbs, Jr.
Chairman of the Board, President and Chief Executive Officer
Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247-4309
(214) 630-8090
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Alan Harvey
BAKER & McKENZIE LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
(214) 978-3000
_________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock $1.50 par value	50,000	$10.78	$539,000	$63.44

(1) Shares of common stock of Frozen Food Express Industries, Inc. (the "Registrant"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction. The shares of Common Stock being registered hereby also include associated share purchase rights.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on September 1, 2005, as reported on the Nasdaq National Market System.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed in (a) through (j) below that the Registrant has filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 23, 2005;

(b) The Registrant's Current Report on Form 8-K filed with the Commission on April 21, 2005;

(c) The Registrant's Current Report on Form 8-K filed with the Commission on April 26, 2005;

(d) The Registrant's Current Report on Form 8-K filed with the Commission on April 29, 2005;

(e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission on May 11, 2005;

(f) The Registrant's Current Report on Form 8-K filed with the Commission on May 20, 2005;

(g) The Registrant's Current Report on Form 8-K filed with the Commission on June 23, 2005;

(h) The Registrant's Annual Report of Employee Savings Plan on Form 11-K for the fiscal year ended December 31, 2004 filed with the Commission on June 28, 2005;

(i) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the Commission on August 4, 2005; and

(j) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 26, 1972, including any amendment or report filed for purposes of updating the descriptions contained therein.

Any such statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interest of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers.

The Registrant is permitted by Art. 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the Registrant against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Registrant is required by Art. 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled.

Article Twelve of the Registrant's Articles of Incorporation provides that, to the full extent permitted by Texas law, the Registrant is required to indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and is required to advance to such person reasonable expenses incurred by him in connection therewith.

Item 7. Exemption from Registration Claimed.

None.

Item 8.  Exhibits.

Exhibit	Description
4.1
Articles of Incorporation of the Registrant and all amendments to date (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

4.2	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004)
4.3
Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

4.4
Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 19, 2000)

5.1	Opinion of Baker & McKenzie LLP*
23.1	Consent of Baker & McKenzie LLP (included in their opinion filed as Exhibit 5.1)*
23.2	Consent of KPMG LLP*
24	Power of attorney (included on the signature page of the Registration Statement)
* Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on this 6th day of September, 2005.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ Stoney M. Stubbs, Jr.
Stoney M. Stubbs, Jr.
Chairman of the Board of Directors, President and
Chief Executive Officer

By: /s/ F. Dixon McElwee, Jr.
F. Dixon McElwee, Jr.
Senior Vice President
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Frozen Food Express Industries, Inc. hereby appoints Stoney M. Stubbs, Jr. and F. Dixon McElwee, Jr. his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement on Form S-8 and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stoney M. Stubbs, Jr. Stoney M. Stubbs, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	September 6, 2005

/s/ F. Dixon McElwee, Jr. F. Dixon McElwee, Jr.	Senior Vice President and Director (Principal Financial and Accounting Officer)	September 6, 2005

Charles G. Robertson	Executive Vice President and Director

/s/ Jerry T. Armstrong Jerry T. Armstrong	Director	August 30, 2005

/s/ W. Mike Baggett W. Mike Baggett	Director	August 30, 2005

/s/ Brian R. Blackmarr Brian R. Blackmarr	Director	August 30, 2005

/s/ Leroy Hallman Leroy Hallman	Director	August 30, 2005

T. Michael O'Connor	Director

EXHIBIT INDEX

Exhibit	Description
4.1
Articles of Incorporation of the Registrant and all amendments to date (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

4.2	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004)
4.3
Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

4.4
Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 19, 2000)

5.1	Opinion of Baker & McKenzie LLP*
23.1	Consent of Baker & McKenzie LLP (included in their opinion filed as Exhibit 5.1)*
23.2	Consent of KPMG LLP*
24	Power of attorney (included on the signature page of the Registration Statement)
* Filed herewith